Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS FOURTH QUARTER

AND FULL-YEAR 2015 RESULTS

FFO of $0.53 per Share in Q4 and $2.00 per Share in 2015;

Increased 5.8 Percent Year-over-Year

Consolidated Operating Occupancy of 94.4 Percent in Q4

Same-Store NOI Growth of 7.4 Percent on a Cash Basis and 3.9 Percent on a GAAP Basis in Q4;

8.6 Percent on a Cash Basis and 5.9 Percent on a GAAP Basis for the Full Year

Rent Growth of 28.5 Percent on a GAAP Basis and 12.3 Percent on a Cash Basis in Q4;

19.5 Percent on a GAAP Basis and 5.8 Percent on a Cash Basis for the Full Year

In 2015, Executed 7.1 Million Square Feet of Development Leases

and Stabilized 3.0 Million Square Feet of Development

2016 FFO guidance between $2.07 and $2.17 per diluted share

DENVER, February 4, 2016 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three months and year ending December 31, 2015.

“2015 was another excellent year for DCT.  We had strong operating results and created substantial value through our development program, executing 7.1 million square feet of leases at rents well in excess of our expectations. Tenant demand remains active and our market teams are focused on leveraging the favorable market environment to push rents and continue to successfully execute across our portfolio,” said Phil Hawkins, President and Chief Executive Officer for DCT Industrial.

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q4 2015 totaled $49.6 million, or $0.53 per diluted share, compared with $42.8 million, or $0.47 per diluted share, for Q4 2014, an increase of 12.8 percent per diluted share. These results exclude $1.0 million of acquisition costs for the quarter ending December 31, 2014 and $3.6 million of severance costs for the quarter ending December 31, 2015.

For the year ending December 31, 2015, FFO totaled $186.4 million, or $2.00 per diluted share, compared with $167.0 million, or $1.89 per diluted share, for the year ending December 31, 2014, an increase of 5.8 percent per diluted share. These results exclude $1.9 million and $3.0 million of acquisition costs for the years ending December 31, 2015 and 2014, respectively; and $3.6 million of severance costs for the year ending December 31, 2015.

Net income attributable to common stockholders for Q4 2015 was $38.5 million, or $0.43 per diluted share, compared with net income of $29.6 million, or $0.34 per diluted share, for Q4 2014. Net income attributable to common stockholders for the year ending December 31, 2015, was $94.0 million, or $1.05 per diluted share, compared with net income of $49.2 million, or $0.58 per diluted share, for the year ending December 31, 2014.

Property Results and Leasing Activity

As of December 31, 2015, DCT Industrial owned 394 consolidated operating properties, totaling 62.2 million square feet, with occupancy of 94.4 percent, a decrease of 10 basis points from Q3 2015 and a decrease of 100 basis points from Q4 2014. On a same portfolio basis, the impact of acquisitions, dispositions and placing developments into operations brought occupancy down 10 basis points. Approximately 0.7 million square feet, or 1.1 percent of DCT Industrial’s total consolidated portfolio, was leased but not occupied at December 31, 2015, which does not take into consideration 3.6 million leased square feet of pre-development and developments under construction.

In Q4 2015, the Company signed leases totaling 5.8 million square feet with rental rates increasing 28.5 percent on a GAAP basis and 12.3 percent on a cash basis, compared with the corresponding expiring leases. For the full-year, the Company signed leases totaling 19.4 million square feet with rental rates increasing 19.5 percent on a GAAP basis and 5.8 percent on a cash basis. The Company’s tenant retention rate was 78.2 percent in Q4 2015 and 70.5 percent for the year ending December 31, 2015.

Net operating income (“NOI”) was $66.1 million in Q4 2015, compared with $62.0 million in Q4 2014.

For the year ending December 31, 2015, NOI was $260.9 million compared with $240.5 million for the year ending December 31, 2014.

In Q4 2015, same-store NOI, excluding revenue from lease terminations, increased 7.4 percent on a cash basis and 3.9 percent on a GAAP basis, when compared with Q4 2014. Same-store occupancy averaged 94.7 percent in Q4 2015, a decrease of 20 basis points from Q4 2014. For the year ending December 31, 2015, same-store NOI, excluding revenue from lease terminations, increased 8.6 percent on a cash basis and 5.9 percent on a GAAP basis, when compared with the year ending December 31, 2014. Same-store occupancy averaged 94.6 percent for the full-year 2015, an increase of 100 basis points over the full-year 2014.

Investment Activity

Acquisitions

Since September 30, 2015, DCT Industrial acquired three buildings for $28.2 million. Totaling 278,000 square feet, these buildings were 43.5 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 2.9 percent and anticipates a weighted-average stabilized cash yield of 6.1 percent on the acquired assets.

The table below summarizes acquisitions since September 30, 2015:

Market	Submarket	Square Feet		Occupancy at Closing		Closed	Anticipated Yield[1]
Miami, FL	Southeast Broward County	54,000	[2]	0.0%	[3]	Nov-15	5.9%
Houston, TX	North	121,000		100.0%		Nov-15	6.6%
Seattle, WA	Fife	103,000		0.0%		Dec-15	5.6%
Total/Weighted Average		278,000		43.5%			6.1%

1Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

2 Purchased through a 90 percent-owned joint venture.

3 Executed a 24,000 square foot lease bringing the building to 45.0 percent leased as of December 31, 2015.

For the year ending December 31, 2015, the Company acquired 17 buildings, totaling 2.4 million square feet for $153.1 million. The Company expects a year-one weighted-average cash yield of 3.6 percent and a weighted-average projected stabilized cash yield of 6.3 percent.

Development

In Q4 2015, DCT Industrial signed development leases totaling 2.4 million square feet1, bringing the development pipeline to 82.5 percent leased. For the year ending December 31, 2015, the Company executed development leases totaling 7.1 million square feet1 and stabilized 3.0 million square feet of development.

Development highlights since September 30, 2015 include:

•

Executed a 211,000 square foot pre-lease on Building 13B, a 445,000 square foot distribution building located in DCT Industrial’s SCLA unconsolidated joint venture project in Victorville, California. Construction commenced in January 2016 and is scheduled for completion in Q3 2016.

•	Commenced construction on DCT Stockyards Industrial Center, a 167,000 square foot building located in the City South submarket of Chicago. Construction is scheduled to be complete in Q4 2016.
•	Commenced construction on DCT Central Avenue, a 235-door truck terminal build-to-suit in the I-55 submarket of Chicago. Construction is scheduled to be complete in Q1 2017.
•

Acquired 39.6 acres in the City of Tracy, in the San Joaquin County submarket of Northern California, for the development of DCT Arbor Avenue. Construction is scheduled to commence on the 796,000 square foot distribution center in Q2 2016.

Dispositions

Since September 30, 2015, DCT Industrial sold 21 buildings totaling 2.4 million square feet. These transactions generated total gross proceeds of $162.6 million and have an expected year-one weighted-average cash yield of 5.9 percent.

The table below summarizes dispositions since September 30, 2015:

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta, GA	Stone Mountain	33,000	100.0%	Oct-15
Atlanta, GA	North Central	93,000	0.0%	Dec-15
Houston, TX (8 buildings)	Northwest	229,000	100.0%	Dec-15
Indianapolis, IN	Park 100	380,000	100.0%	Dec-15
Indianapolis, IN	Plainfield	252,000	100.0%	Dec-15
Louisville, KY	Bullitt County	303,000	100.0%	Dec-15
New Jersey (3 buildings)	Morris County/I-80	242,000	80.2%	Dec-15
Pennsylvania	Cumberland	104,000	100.0%	Dec-15
Houston, TX (3 buildings)	Northwest	273,000	94.0%	Jan-16
Louisville, KY	Jefferson Riverport	506,000	100.0%	Jan-16
Total/Weighted Average		2,415,000	93.5%

For the year ending December 31, 2015, the Company sold 34 buildings, totaling 6.0 million square feet. These transactions generated total gross proceeds of $274.5 million2 and have an expected year-one weighted-average cash yield of 6.5 percent.

1 Includes a 211,000 square foot pre-lease for DCT Industrial’s SCLA unconsolidated joint venture.

2 Includes DCT Industrial’s proportionate share of gross proceeds for property sold by an unconsolidated joint venture.

Capital Markets

In November 2015, DCT Industrial closed on the previously announced $200 million, seven-year senior unsecured term loan. The LIBOR based facility was swapped to a fixed rate for the entire term with an all-in interest rate of 3.31 percent. The proceeds were used to pay down the Company’s revolving line of credit and for general corporate purposes.

Dividend

DCT Industrial’s Board of Directors declared a $0.29 per share quarterly cash dividend, payable on April 13, 2016 to stockholders of record as of April 1, 2016.

Guidance

The Company’s guidance for 2016 FFO is between $2.07 and $2.17 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.45 and $0.55 per diluted share.

For additional details, assumptions and definitions related to the Company’s 2016 guidance please refer to page 18 in DCT Industrial’s Q4 2015 supplemental.

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q4 and full-year 2015 results on Friday, February 5, 2016 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, March 4, 2016 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10078258. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until February 5, 2017.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S. As of December 31, 2015, the Company owned interests in approximately 71.1 million square feet of properties leased to approximately 900 customers. DCT Industrial maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

Click here to subscribe to Mobile Alerts for DCT Industrial.

CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	December 31, 2015	December 31, 2014
ASSETS	(unaudited)	(unaudited)
Land	$1,009,905	$950,963
Buildings and improvements	2,886,859	2,787,959
Intangible lease assets	84,420	86,515
Construction in progress	159,397	134,938
Total investment in properties	4,140,581	3,960,375
Less accumulated depreciation and amortization	(742,980)	(703,840)
Net investment in properties	3,397,601	3,256,535
Investments in and advances to unconsolidated joint ventures	82,635	94,728
Net investment in real estate	3,480,236	3,351,263
Cash and cash equivalents	18,412	19,631
Restricted cash	31,187	3,779
Straight-line rent and other receivables, net of allowance for doubtful accounts of $335 and $956, respectively	60,357	54,183
Other assets, net	15,964	16,865
Assets held for sale	26,199	-
Total assets	$3,632,355	$3,445,721

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$108,788	$83,543
Distributions payable	26,938	25,973
Tenant prepaids and security deposits	29,663	30,539
Other liabilities	18,398	14,078
Intangible lease liabilities, net	22,070	22,940
Line of credit	70,000	37,000
Senior unsecured notes	1,276,097	1,117,253
Mortgage notes	210,375	248,979
Liabilities related to assets held for sale	869	-
Total liabilities	1,763,198	1,580,305

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,313,891 and 88,012,696 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	883	880
Additional paid-in capital	2,766,193	2,762,431
Distributions in excess of earnings	(992,010)	(986,289)
Accumulated other comprehensive loss	(23,082)	(27,190)
Total stockholders’ equity	1,751,984	1,749,832
Noncontrolling interests	117,173	115,584
Total equity	1,869,157	1,865,416
Total liabilities and equity	$3,632,355	$3,445,721

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended
	December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES:	(unaudited)	(unaudited)	(unaudited)	(audited)
Rental revenues	$88,822	$84,581	$353,091	$334,787
Institutional capital management and other fees	472	345	1,606	1,739
Total revenues	89,294	84,926	354,697	336,526

OPERATING EXPENSES:
Rental expenses	8,539	9,013	35,995	40,520
Real estate taxes	14,137	13,594	56,219	53,790
Real estate related depreciation and amortization	39,134	37,447	156,010	148,992
General and administrative	9,665	8,020	34,577	29,079
Impairment losses	1,914	-	2,285	5,635
Casualty and involuntary conversion gain	(414)	(2)	(414)	(328)
Total operating expenses	72,975	68,072	284,672	277,688
Operating income	16,319	16,854	70,025	58,838

OTHER INCOME (EXPENSE):
Development profit, net of taxes	-	-	2,627	2,016
Equity in earnings of unconsolidated joint ventures, net	937	1,260	7,273	6,462
Gain on business combination	-	-	-	1,000
Gain on dispositions of real estate interests	36,785	28,024	77,871	39,671
Interest expense	(13,464)	(14,920)	(54,055)	(63,236)
Interest and other income (expense)	31	(19)	(40)	1,563
Income tax benefit (expense) and other taxes	(24)	(40)	(736)	217
Income from continuing operations	40,584	31,159	102,965	46,531
Discontinued operations:
Operating income and other expenses	-	-	-	321
Gain on dispositions of real estate interests from discontinued operations	-	141	-	5,396
Income from discontinued operations	-	141	-	5,717
Consolidated net income of DCT Industrial Trust Inc.	40,584	31,300	102,965	52,248
Net income attributable to noncontrolling interests	(2,035)	(1,663)	(8,917)	(3,084)
Net income attributable to common stockholders	38,549	29,637	94,048	49,164
Distributed and undistributed earnings allocated to participating securities	(168)	(170)	(678)	(677)
Adjusted net income attributable to common stockholders	$38,381	$29,467	$93,370	$48,487

EARNINGS PER COMMON SHARE - BASIC:
Income from continuing operations	$0.44	$0.34	$1.06	$0.52
Income from discontinued operations	0.00	0.00	0.00	0.06
Net income attributable to common stockholders	$0.44	$0.34	$1.06	$0.58

EARNINGS PER COMMON SHARE - DILUTED:
Income from continuing operations	$0.43	$0.34	$1.05	$0.52
Income from discontinued operations	0.00	0.00	0.00	0.06
Net income attributable to common stockholders	$0.43	$0.34	$1.05	$0.58

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,241	86,406	88,182	83,280
Diluted	88,614	86,728	88,514	83,572

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$38,549	$29,637	$94,048	$49,164
Adjustments:
Real estate related depreciation and amortization	39,134	37,447	156,010	148,992
Equity in earnings of unconsolidated joint ventures, net	(937)	(1,260)	(7,273)	(6,462)
Equity in FFO of unconsolidated joint ventures	2,478	2,814	9,902	10,804
Impairment losses on depreciable real estate	1,914	-	2,285	5,767
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	(36,785)	(28,165)	(77,871)	(45,199)
Gain (loss) on dispositions of non-depreciable real estate	(18)	-	-	98
Noncontrolling interest in the above adjustments	(401)	(620)	(4,487)	(6,300)
FFO attributable to unitholders	2,060	1,953	8,274	8,106
FFO attributable to common stockholders and unitholders — basic and diluted(1)	45,994	41,806	180,888	163,970
Adjustments:
Acquisition costs	4	961	1,943	3,011
Severance costs	3,558	-	3,558	-
FFO, as adjusted, attributable to common stockholders and unitholders — basic and diluted	$49,556	$42,767	$186,389	$166,981

FFO per common share and unit — basic	$0.49	$0.46	$1.95	$1.86
FFO per common share and unit — diluted	$0.49	$0.46	$1.94	$1.85

FFO, as adjusted, per common share and unit — basic	$0.53	$0.47	$2.00	$1.89
FFO, as adjusted, per common share and unit — diluted	$0.53	$0.47	$2.00	$1.89

FFO weighted average common shares and units outstanding:
Common shares for earnings per share	88,241	86,406	88,182	83,280
Participating securities	555	621	560	605
Units	4,136	4,242	4,227	4,331
FFO weighted average common shares, participating securities and units outstanding — basic	92,932	91,269	92,969	88,216
Dilutive common stock equivalents	373	322	332	292
FFO weighted average common shares, participating securities and units outstanding — diluted	93,305	91,591	93,301	88,508
(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2016
	Low	High
Guidance:
Earnings per common share and unit - diluted	$0.45	$0.55
Real estate related depreciation and amortization(1)	1.62	1.62
FFO per common share and unit-diluted	$2.07	$2.17
Adjustments:
Acquisition costs	0.00	0.00
FFO, as adjusted, per common share and unit-diluted(2)	$2.07	$2.17

(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended

December 31, 2015 and 2014 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income attributable to common stockholders(1)	$38,549	$29,637	$94,048	$49,164
Interest expense	13,464	14,920	54,055	63,236
Proportionate share of interest expense from unconsolidated joint ventures	274	354	1,244	1,401
Real estate related depreciation and amortization	39,134	37,447	156,010	148,992
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,102	1,378	4,739	5,533
Income tax (benefit) expense and other taxes	24	40	736	(185)
Stock-based compensation	5,063	1,367	8,945	4,777
Noncontrolling interests	2,035	1,663	8,917	3,084
Non-FFO gain on acquisitions and dispositions of real estate interests	(36,803)	(28,165)	(77,871)	(46,101)
Impairment losses	1,914	-	2,285	5,767
Adjusted EBITDA	$64,756	$58,641	$253,108	$235,668

CALCULATION OF FIXED CHARGES:
Interest expense	$13,464	$14,920	$54,055	$63,236
Capitalized interest	3,796	2,979	15,849	9,098
Amortization of loan costs and debt premium/discount	232	(94)	508	(477)
Other noncash interest expense	(1,025)	(1,027)	(4,097)	(4,105)
Proportionate share of interest expense from unconsolidated joint ventures	274	354	1,244	1,401
Total fixed charges	$16,741	$17,132	$67,559	$69,153

Fixed charge coverage	3.9	3.4	3.7	3.4

(1)    Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income from continuing operations to our net operating income for the three and twelve months ended December 31, 2015 and 2014 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of income from continuing operations to NOI: (amounts in thousands)
Income from continuing operations	$40,584	$31,159	$102,965	$46,531
Income tax (benefit) expense and other taxes	24	40	736	(217)
Interest and other (income) expense	(31)	19	40	(1,563)
Interest expense	13,464	14,920	54,055	63,236
Equity in earnings of unconsolidated joint ventures, net	(937)	(1,260)	(7,273)	(6,462)
General and administrative expense	9,665	8,020	34,577	29,079
Real estate related depreciation and amortization	39,134	37,447	156,010	148,992
Impairment losses	1,914	-	2,285	5,635
Development profit, net of taxes	-	-	(2,627)	(2,016)
Gain on business combination	-	-	-	(1,000)
Gain on dispositions of real estate interests	(36,785)	(28,024)	(77,871)	(39,671)
Casualty and involuntary conversion gain (loss)	(414)	(2)	(414)	(328)
Institutional capital management and other fees	(472)	(345)	(1,606)	(1,739)
Total GAAP net operating income	66,146	61,974	260,877	240,477
Less net operating income - non-same store properties	(9,345)	(7,205)	(52,344)	(43,928)
Same store GAAP net operating income	56,801	54,769	208,533	196,549
Less revenue from lease terminations	(106)	(246)	(2,052)	(1,785)
Add early termination straight-line rent adjustment	94	112	350	500
Same store GAAP net operating income, excluding revenue from lease terminations	56,789	54,635	206,831	195,264
Less straight-line rents, net of related bad debt expense	(641)	(2,087)	(1,745)	(5,884)
Less amortization of above/(below) market rents	(544)	(789)	(1,278)	(1,686)
Same store cash net operating income, excluding revenue from lease terminations	$55,604	$51,759	$203,808	$187,694

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest income and general and administrative expenses.   We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance.  However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations.  Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI.  Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.